UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 5, 2007

Nastech Pharmaceutical Company Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-13789	11-2658569

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
3830 Monte Villa Parkway, Bothell, WA 98021
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (425) 908-3600

N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events.
On December 5, 2007, Steven C. Quay, M.D., Ph.D., Chairman of the Board, President and Chief Executive Officer of Nastech Pharmaceutical Company Inc. (the “Company”), gave a presentation at the BMO Capital Markets Focus on Healthcare Conference at the Millennium Broadway Hotel in New York City. A copy of this presentation is filed herewith as Exhibit 99.1 and is incorporated herein by reference.
Forward-Looking Statements
Certain statements incorporated by reference from the presentation contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in such sections. Forward-looking statements include information concerning the Company’s possible or assumed future results of operations and statements preceded by, followed by, or that include the words “may,” “will,” “could,” “would,” “should,” “believe,” “expect,” “plan,” “anticipate,” “intend,” “estimate,” “predict,” “potential” or similar expressions. Forward-looking statements are inherently subject to risks and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions at the time made, it can give no assurance that such expectations will be achieved. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements. The Company assumes no obligation to update and supplement forward-looking statements that become untrue because of subsequent events.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NASTECH PHARMACEUTICAL COMPANY INC.
By:	/s/ Dr. Steven C. Quay
Name:	Steven C. Quay, M.D., Ph.D.
Title:	Chairman of the Board, President and Chief Executive Officer

Dated: December 7, 2007

Exhibit Index

Exhibit No.	Description

99.1	Presentation of Nastech Pharmaceutical Company Inc. held on December 5, 2007 at the BMO Capital Markets Focus on Healthcare Conference.